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                                                                    Exhibit 23.4

[PEAT LOGO] PEAT MARWICK LLP

            Suite 1200
            150 West Jefferson
            Detroit, MI 48226-4429


                                                               December 15, 1997

The Board of Directors
First Citizens Banc Corp

We consent to the inclusion of our report dated January 13, 1995, and to the reference of our firm under the heading "Experts" in the S-4 registration statement to be filed by First Citizens Banc Corp as a result of the Farmers State Bank of New Washington, Ohio acquisition.


                                Very truly yours,

                                /s/ KPMG Peat Marwick LLP